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                                                                    EXHIBIT 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the June 30, 2002 Form 10-Q of Cornell Companies, Inc. (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harry J Phillips, Jr., certify that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

     This certification should not be deemed to be filed with the Securities and Exchange Commission as part of the Report, except to the extent required to satisfy 18 U.S.C. Section 1350.

                                     /s/ Harry J. Phillips, Jr.
                                     -------------------------------------------
                                     Harry J. Phillips, Jr., Executive Chairman,
                                     Chairman of the Board and Director
                                     August 14, 2002